CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the “Post-Effective Amendment”) of Franklin Real Estate Securities Trust and Franklin Global Trust of (1) our report dated June 20, 2017, relating to the financial statements and financial highlights, which appears in the Franklin Real Estate Securities Fund Annual Report on Form N-CSR for the year ended April 30, 2017, which is also incorporated by reference into the Post-Effective Amendment and (2) our report dated September 15, 2017 relating to the financial statements and financial highlights, which appears in the Franklin Global Real Estate Fund Annual Report on Form N-CSR for the year ended July 31, 2017, which is also incorporated by reference into the Post-Effective Amendment. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Post-Effective Amendment.

/s/PricewaterhouseCoopers LLP

San Francisco, California

January 22, 2018